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                                   EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




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          We consent to the incorporation by reference in the registration statement of BSB Bancorp, Inc. on Form S-8 (File No. 339-2138) of our report dated January 29, 1999, on our audits of the consolidated financial statements of BSB Bancorp, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, 1996, which report is included in the Annual Report to Shareholders, which is incorporated by reference on Form 10-K.




     PricewaterhouseCoopers  LLP
     Syracuse, N.Y.
     March 29, 1999